N E W S R E L E A S E

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES RECORD EARNINGS FOR THE THIRD QUARTER

Record Net income of $5,415,000 for the third quarter, up 29% from 2012

CRESTVIEW HILLS, KENTUCKY, October 17, 2013 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the third quarter ended September 30, 2013. For the quarter, the Company reported an increase in net income of 29% compared with the same period in 2012.

A summary of the Company’s results follows:

Third Quarter ended September 30,	2013	2012	Change
Net income	$5,415,000	$4,196,000	29%
Earnings per common share, basic	$0.72	$0.56	29%
Earnings per common share, diluted	$0.72	$0.56	29%

Nine Months ended September 30,	2013	2012	Change
Net income	$13,990,000	$13,135,000	7%
Net income per common share, basic	$1.87	$ 1. 76	6%
Net income per common share, diluted	$1.85	$ 1 .74	6%

Robert W. Zapp, President & CEO, commented, “I am particularly pleased to report on the company’s third quarter results as The Bank achieved more than one milestone. First and foremost, earnings for the quarter set a record by surpassing $5.4 million, which was 29% higher compared with the same period last year. Even in the midst of a significant slowdown in mortgage loan originations due to the rate environment, we have been successful in other lines of business and continue to focus on expense control and credit quality. For example, the Wealth Advisory Group continued to contribute double-digit revenue growth, credit metrics across the board maintained their positive trends, and I applaud the efforts of employees throughout the company who have kept expenses in check and have found ways to improve efficiency.” Zapp added, “the second milestone is also significant as we operate in the shadow of the financial crisis and navigate through a slow moving economy. The Bank’s total loans outstanding finished the quarter strong and exceeded $1.2 billion for the first time. Our team of lenders, business bankers, and branch managers are working together every day to meet the borrowing and banking needs of the community and we look forward to continued growth in the fourth quarter and into 2014.”

The increase in net income in the third quarter of 2013 was primarily due to a $1,600,000 (73%) decrease in the provision for loan losses and a $195,000 (3%) increase in non-interest income compared with the third quarter of 2012. Contributing to the decrease in the provision for loan losses were lower levels of charge-offs and lower levels of adversely classified loans compared with September of 2012. Contributing to the increase in non-interest income were service charges on deposits, trust fee income and bankcard revenue.

Non-interest income increased 3% ($195,000) in the third quarter of 2013, compared with the same period in 2012, while non-interest expense decreased 1% ($80,000) from the same period last year. Contributing to the increase in non-interest income was a $504,000 or 22% increase in service charges on deposits, a $136,000 or 19% increase in trust fee income and a $72,000 or 8% increase in bankcard transaction revenue, which was offset by a $635,000 or 69% decrease in gains on the sale of real estate loans.

Net interest income remained relatively unchanged compared with the same period in 2012, decreasing $40,000 in the third quarter of 2013. The net interest margin, on a tax equivalent basis, decreased 14 basis points from 3.64% in the third quarter of 2012 to 3.50% in the third quarter of 2013. The decrease in the net interest income and the compression of the net interest margin was the result of the yield on earning assets falling faster than the cost of interest bearing liabilities. The yield on earning assets decreased 25 basis points from 4.02% in the third quarter of 2012 to 3.77% in the third quarter of 2013, while the cost of interest bearing liabilities only decreased 12 basis points from .47% to .35% in the same period. The decrease in the net interest margin was partially offset with an increase in earning assets of $55 million, or 4% on average from the third quarter of 2012. On a tax equivalent basis, the effect of the reduction in net interest income as a result of rate was a negative $653,000, which was partially offset by a $601,000 positive effect on net interest income as a result of the growth in earning assets.

The provision for loan losses decreased by $1,600,000 (73%) in the third quarter of 2013, compared with the same period in 2012. Contributing to this decrease were lower levels of charge-offs compared with the third quarter of 2012. The Company’s annualized net charge-offs to average loans decreased from 1.39% in the third quarter of 2012 to .21% in the third quarter of 2013 while non-performing loans as a percentage of total loans were 1.37% as of September 30, 2013, compared with 1.29% as of September 30, 2012. The Company recorded $618,000 in net charge-offs in the third quarter of 2013 compared with $3,961,000 in the third quarter of 2012. On a sequential basis, the provision for loan losses of $600,000 in the third quarter of 2013 was $1,000,000 lower than the provision in the second quarter of 2013, while non-performing loans decreased from $18.9 million (1.60% of total loans) at June 30, 2013 to $16.4 million (1.37% of total loans) at September 30, 2013. Net charge-offs on a sequential basis decreased from $1,591,000 (.54% of loans) in the second quarter of 2013 to $618,000 (.21% of loans) in the third quarter of 2013. As a result of improving credit metrics, the Allowance for Loan Losses (ALL) has decreased from 1.43% of loans at the end of the third quarter of 2012 to 1.38% of loans at the end of the third quarter of 2013. On a sequential basis the ALL decreased from 1.40% at the end of the second quarter of 2013 to 1.38% at the end of the third quarter of 2013. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

Total assets were $1.802 billion at the end of the third quarter of 2013, which was $80 million or 5% higher than the same date a year ago. Total loans increased $42 million (4%) and were funded by an increase in deposits of $58 million, or 4%. Total equity increased $7.6 million from the same date in 2012. In September 2012, the Company’s Board of Directors voted to change from a semi-annual cash dividend to a quarterly cash dividend, commencing with the fourth quarter of 2012. This resulted in cash dividends declared decreasing from $.32 per share in the third quarter of 2012 to $.17 per share in the same period of 2013. The change in the dividend frequency also resulted in cash dividends decreasing from $.62 per share in 2012 to $.51 per share in 2013 on a year to date basis.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Third Quarter Comparison				Third Quarter Comparison Nine months ended September 30, Comparison
Income Statement Data	9/30/13	9/30/12	% Chg		9/30/13	9/30/12	% Chg
Interest income	$15,034	$15,433	(3)%		$44,780	$46,782	(4)%
Interest expense	1,112	1,471	(24)%		3,567	4,929	(28)%
Net interest income	13,922	13,962	(-)%		41,213	41,853	(2)%
Provision for loan losses	600	2,200	(73)%		4,200	5,700	(26)%
Net interest income after provision for loan losses	13,322	11,762	13%		37,013	36,153	2%
Non interest income	6,056	5,861	3%		17,758	16,820	6%
Non interest expense	11,719	11,799	(1)%		35,153	34,668	1%
Net income before income taxes	7,659	5,824	32%		19,618	18,305	7%
Provision for income taxes	2,244	1,628	38%		5,628	5,170	9%
Net income	$5,415	$4,196	29%		$13,990	$13,135	7%
Per Common Share Data
Diluted earnings per common share	0.72	0.56	29%		1.85	1.74	6%
Cash dividends declared	0.17	0.32	(47)%		0.51	0.62	(18)%
Earnings Performance Data
Return on common equity	12.44%	10.05%	239	bps	10.87%	10.83%	4	bps
Return on assets	1.21%	.98%	23	bps	1.04%	1.02%	2	bps
Net interest margin	3.42%	3.56%	(14	)bps	3.38%	3.54%	(16)	bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	September 30, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$102,448	$151,832
Investments	389,179	381,537
Loans held for sale	2,435	16,324
Total loans, gross	1,201,193	1,195,409
Allowance for loan losses	(16,632)	(16,568)
Premises and equipment, net	22,517	22,494
Goodwill and acquisition intangibles, net	24,018	24,485
Other assets and accrued interest receivable	77,066	68,591
Total assets	$1,802,224	$1,844,104

Liabilities & Shareholders’ Equity
Total deposits	$1,529,505	$1,570,007
Short-term borrowings	32,167	41,408
Notes payable	50,695	48,715
Accrued interest payable and other liabilities	14,606	13,534
Total liabilities	1,626,973	1,673,664
Common stockholders’ equity	175,251	170,440
Total liabilities and shareholders’ equity	$1,802,224	$1,844,104

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended September 30, 2013			Three Months ended September 30, 2012
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,199,824	$13,442	4.44%	$1,158,072	$13,926	4.78%
Securities (2)	386,644	1,835	1.88	369,707	1,763	1.90
Other interest-earning assets	29,039	73	1.00	32,781	71	0.86
Total interest-earning assets	1,615,507	15,350	3.77	1,560,560	15,760	4.02
Non-interest-earning assets	155,984			147,283
Total assets	$1,771,491			$1,707,843
Interest-bearing liabilities:
Transaction accounts	848,512	327	0.15	796,346	280	0.14
Time deposits	316,435	519	0.65	369,327	934	1.01
Borrowings	80,733	266	1.31	70,445	257	1.45
Total interest-bearing liabilities	1,245,680	1,112	0.35	1,236,118	1,471	0.47
Non-interest-bearing liabilities	353,071			305,689
Total liabilities	1,598,751			1,541,807
Shareholders’ equity	172,740			166,036
Total liabilities and shareholders’ equity	$1,771,491			$1,707,843
Net interest income		$14,238			$14,289
Interest rate spread			3.42%			3.55%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.50%			3.64%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2013 and 2012. The tax equivalent adjustment was $316,000 and $327,000 in 2013 and 2012, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Nine Months ended September 30,2013			Nine Months ended September 30, 2012
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,195,042	$40,226	4.48%	$1,142,833	$41,832	4.89%
Securities (2)	383,551	5,240	1.82	373,036	5,684	2.04
Other interest-earning assets	53,803	247	0.61	63,895	242	0.51
Total interest-earning assets	1,632,396	45,713	3.74	1,579,764	47,758	4.04
Non-interest-earning assets	158,527			148,025
Total assets	$1,790,923			$1,727,789
Interest-bearing liabilities:
Transaction accounts	874,240	1,081	0.17	810,382	1,175	0.19
Time deposits	333,857	1,743	0.70	384,549	2,953	1.03
Borrowings	77,024	743	1.29	75,657	801	1.41
Total interest-bearing liabilities	1,285,121	3,567	0.37	1,270,588	4,929	0.52
Non-interest-bearing liabilities	333,792			295,194
Total liabilities	1,618,913			1,565,782
Shareholders’ equity	172,010			162,007
Total liabilities and shareholders’ equity	$1,790,923			$1,727,789
Net interest income		$42,146			$42,829
Interest rate spread			3.37%			3.52%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.45%			3.62%

___________________________

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2013 and 2012. The tax equivalent adjustment was $933,000 and $976,000 in 2013 and 2012, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Net interest income	$13,922	$13,708	$13,583	$14,332	$13,962
Provision for loan losses	600	1,600	2,000	1,300	2,200

Net interest income after provision for loan losses	13,322	12,108	11,583	13,032	11,762
Service charges and fees	2,829	2,581	2,131	2,322	2,325
Gain on sale of real estate loans	282	672	539	694	917
Gain on sale of securities	-	-	274	-	-
Trust fee income	846	850	852	749	710
Bankcard transaction revenue	1,012	1,044	957	971	940
Gains/(losses) on other real estate owned	(201)	(308)	(4)	(226)	(67)
Other non-interest income	1,288	1,001	1,113	1,091	1,036
Total non-interest income	6,056	5,840	5,862	5,601	5,861
Salaries and employee benefits expense	5,969	5,988	5,913	5,869	5,909
Occupancy and equipment expense	1,366	1,315	1,306	1,341	1,316
Data processing expense	533	537	550	618	505
State bank taxes	615	615	575	554	579
Amortization of intangible assets	151	157	159	183	187
FDIC Insurance	317	335	295	296	267
Other non-interest expenses	2,768	2,718	2,971	2,809	3,036
Total non-interest expense	11,719	11,665	11,769	11,670	11,799
Net income before income tax expense	7,659	6,283	5,676	6,963	5,824
Income tax expense	2,244	1,798	1,586	1,953	1,628
Net income	$5,415	$4,485	$4,090	$5,010	$4,196
Per Common Share Data
Diluted earnings per common share	0.72	0.59	0.54	0.66	0.56
Cash dividends declared	0.17	0.17	0.17	0.17	0.32
Weighted average common shares outstanding
Basic	7,516,770	7,491,619	7,478,901	7,470,146	7,465,926
Diluted	7,549,530	7,564,179	7,583,544	7,557,777	7,554,271
Earnings Performance Data
Return on common equity	12.44%	10.48%	9.66%	11.79%	10.05%
Return on assets	1.21%	1.00%	0.92%	1.12%	0.98%
Net interest margin	3.42%	3.38%	3.32%	3.52%	3.56%
Net interest margin (tax equivalent)	3.50%	3.46%	3.40%	3.63%	3.64%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Balance Sheet Data	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12

Assets:
Cash and cash equivalents	$102,448	$80,941	$138,561	$151,832	$81,950
Investments	389,179	384,653	376,704	381,537	361,108
Loans held for sale	2,435	9,909	14,038	16,324	19,314
Total loans	1,201,193	1,185,449	1,187,742	1,195,409	1,159,074
Allowance for loan losses	(16,632)	(16,650)	(16,641)	(16,568)	(16,585)
Premises and equipment, net	22,517	22,560	22,559	22,494	22,714
Goodwill and acquisition intangibles, net	24,018	24,169	24,325	24,485	24,668
Other assets & accrued interest receivable	77,066	74,859	73,223	68,591	69,711
Total assets	$1,802,224	$1,765,890	$1,820,511	$1,844,104	$1,721,954
Liabilities & Shareholders’ Equity:
Total deposits	$1,529,505	$1,504,829	$1,558,933	$1,570,007	$1,471,246
Short-term borrowings	32,167	26,934	28,309	41,408	22,142
Notes payable	50,695	50,702	48,709	48,715	48,721
Accrued interest payable & other liabilities	14,606	13,196	11,604	13,534	12,224
Total liabilities	1,626,973	1,595,661	1,647,555	1,673,664	1,554,333
Shareholders’ equity	175,251	170,229	172,956	170,440	167,621
Total liabilities and shareholders’ equity	$1,802,224	$1,765,890	$1,820,511	$1,844,104	$1,721,954
Common shares outstanding	7,528,618	7,498,014	7,482,776	7,470,236	7,467,396
Average Balance Sheet Data
Average investments	$386,644	$387,526	$376,370	$373,008	$369,707
Average other earning assets	29,039	46,886	86,110	71,139	32,781
Average loans	1,199,824	1,190,590	1,194,657	1,175,879	1,158,072
Average earning assets	1,615,507	1,625,002	1,657,137	1,620,026	1,560,560
Average assets	1,771,491	1,790,043	1,811,675	1,772,766	1,707,843
Average deposits	1,506,101	1,529,159	1,551,953	1,518,557	1,459,593
Average interest bearing deposits	1,164,947	1,215,858	1,244,360	1,207,238	1,165,673
Average interest bearing transaction deposits	848,512	882,084	892,609	848,302	796,346
Average interest bearing time deposits	316,435	333,774	351,751	358,936	369,327
Average borrowings	80,733	74,927	75,375	72,193	70,445
Average interest bearing liabilities	1,248,680	1,290,785	1,319,735	1,279,431	1,236,118
Average common stockholders equity	172,740	171,593	171,698	169,031	166,036

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Asset Quality Data	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Allowance for loan losses to total loans	1.38%	1.40%	1.40%	1.39%	1.43%
Allowance for loan losses to non-performing loans	101%	88%	76%	86%	112%
Nonaccrual loans	$16,197	$18,934	$21,771	$19,244	$14,813
Loans – 90 days past due & still accruing	207	11	36	39	105
Total non-performing loans	16,404	18,945	21,807	19,283	14,918
OREO and repossessed assets	6,141	5,207	5,454	5,396	6,192
Total non-performing assets	22,545	24,152	27,261	24,679	21,110
Restructured loans-accruing	7,109	7,204	7,499	6,046	12,270
Non-performing loans to total loans	1.37%	1.60%	1.84%	1.61%	1.29%
Non-performing assets to total assets	1.26%	1.38%	1.50%	1.34%	1.23%
Annualized charge-offs to average loans	0.21%	0.54%	0.66%	0.45%	1.39%
Net charge-offs	$618	$1,591	$1,927	$1,317	$3,961

Other Information

Total assets under management (in millions)	766	747	744	714	715
Full-time equivalent employees	351	361	364	365	370

About BKFC

BKFC, a bank holding company with assets of approximately $1.802 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-two branch locations and fifty-six ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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